UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 15, 2017

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2017, Merit Medical Systems, Inc., a Utah corporation (“Merit”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Becton, Dickinson and Company, a New Jersey corporation (“BD”), pursuant to which Merit proposes to acquire various assets relating to (i) a tunneled home drainage catheter product line currently owned by C.R. Bard, Inc., a New Jersey corporation (“Bard”), and (ii) a soft tissue core needle biopsy product line currently owned by BD (collectively, the “Acquisition”).  Merit proposes to acquire these assets in connection with the proposed merger between BD and Bard.

Completion of the proposed Acquisition is subject to customary closing conditions, including, among others, (i) the closing of the proposed merger between BD and Bard, (ii) obtaining antitrust approvals in the United States and certain other jurisdictions, (iii) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (iv) material compliance by the other party with its obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties that survive the closing of the Acquisition for eighteen (18) months, with certain exceptions, as well as customary indemnification provisions and covenants, including covenants relating to the conduct of business between the execution of the Purchase Agreement and the closing of the proposed Acquisition.  The Purchase Agreement also contains certain termination rights for both Merit and BD, and provides that, in connection with a termination of the Purchase Agreement under specified circumstances, BD will reimburse certain transaction expenses of Merit up to $2,000,000.

At the closing of the Acquisition, Merit and BD intend to enter into various agreements to facilitate the transition of the acquired assets to Merit, including a Transition Services Agreement, Contract Manufacturing Agreement, Distribution Agreement and Patent and Know-How License Agreement.

The purchase price for assets acquired pursuant to the Purchase Agreement is $100 million, subject to adjustment for fluctuations in the value of transferred inventory. Merit intends to finance the purchase price at closing through borrowings which are currently available under its long-term credit facility.

The foregoing summary of the principal terms of the Purchase Agreement is not complete and is qualified in its entirety by the actual terms and conditions of the Purchase Agreement, a copy of which Merit intends to file in a future filing with the U.S. Securities & Exchange Commission (the “Commission”). The representations, warranties, and other terms contained in the Purchase Agreement were made solely for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Those representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Merit, BD, Bard or any of their respective subsidiaries or affiliates. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Purchase Agreement or prior, specified dates, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying exhibits and schedules.

Safe Harbor for Forward-Looking Statements

This Current Report contains statements which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, gross margin, operating margin, cash flow net income, financial results, facility utilization, sales efficiencies or expectations of closing the proposed Acquisition.  Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include the following: the dependence of the proposed acquisition on the closing of the proposed merger between BD and Bard, and regulatory and other conditions to closing associated with that transaction; the possibility that conditions to the closing of the proposed transaction will not be satisfied; Merit’s potential inability to successfully manage the proposed acquisition and achieve anticipated financial results, facilities utilization and other anticipated benefits; uncertainties as to whether Merit will achieve sales, gross margin, cash flow and profitability results from the acquired assets which are comparable to the experience of BD and Bard; unknown costs and risks associated with the assets proposed to be acquired; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit or the assets proposed to be acquired; how the occurrence of any unanticipated event or cost in connection with the proposed transaction may affect Merit’s projected ability to comply with debt covenants; infringement of acquired technology or the assertion that acquired technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform, in each case including acquired supplier relationships; the effects of fluctuations in exchange rates on projected financial results; development of new products and technology that could render Merit’s existing or acquired products obsolete; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit’s Annual Report on Form 10-K for the year ended December 31, 2016 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

Item 7.01 Regulation FD Disclosure

On November 16, 2017, Merit issued a press release, entitled “MERIT MEDICAL SIGNS PURCHASE AGREEMENT WITH BD FOR DIVESTMENT ASSETS” related to the Purchase Agreement and the potential Acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report.

Additionally, Merit intends for its management to use the materials attached to this Current Report as Exhibit 99.2 (the “Presentation Materials”) in connection with a conference call, meetings and other communications with shareholders and members of the financial and investment community with respect to the potential Acquisition. Information about a scheduled conference call, including date, time and access information, is included in the press release filed as Exhibit 99.1 to this Current Report.

The information set forth in the Presentation Materials is summary information that is intended to be considered in the context of Merit’s filings with the Commission and other public announcements that Merit may make, from time to time, by press release or otherwise.  Merit undertakes no duty or obligation to publicly update the information contained in the Presentation Materials, although it may do so from time to time as it determines is necessary.  Any updates may be made through the filing of other reports with the Commission, through press releases, or by other public disclosures.  Actual results will likely differ, and may differ materially, from anticipated results.  Financial estimates and projections are subject to change and are not intended to be relied upon as predictions of future operating or financial results or financial position, and Merit assumes no obligation to update or disclose revisions to those estimates or projections.  The information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 attached hereto is qualified in all respects by, and is subject in all respects to, the statements set forth in the “Safe Harbor for Forward-Looking Statements” section set forth above.

The information contained in this Item 7.01 and in the attached Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Current Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Merit specifically incorporates the information by reference.  By filing this Current Report and furnishing this information, Merit makes no admission or statement as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

99.1                        Press release issued by Merit Medical Systems, Inc., dated November 16, 2017, entitled “MERIT MEDICAL SIGNS PURCHASE AGREEMENT WITH BD FOR DIVESTMENT ASSETS”

99.2                        Management presentation of Merit Medical Systems, Inc., dated November 16, 2017 entitled “Merit Medical Signs Purchase Agreement with BD for Divestment Assets”

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by Merit Medical Systems, Inc., dated November 16, 2017, entitled “MERIT MEDICAL SIGNS PURCHASE AGREEMENT WITH BD FOR DIVESTMENT ASSETS”

99.2	Management presentation of Merit Medical Systems, Inc., dated November 16, 2017 entitled “Merit Medical Signs Purchase Agreement with BD for Divestment Assets”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: November 16, 2017	By:	/s/ Brian G. Lloyd
Chief Legal Officer and Corporate Secretary